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                                  EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Fidelity National Information Solutions, Inc.:


We consent to the incorporation by reference in this Registration Statement of Fidelity National Information Solutions, Inc. on Form S-8 of our report dated April 12, 2001, on our audits of the consolidated financial statements of Vista Information Solutions, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, appearing in the Annual Report on Form 10-KSB of Vista Information Solutions, Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

San Diego, California
December 14, 2001